EXHIBIT NO. 99.(g) 10

AMENDMENT TO FUND ACCOUNTING AGREEMENT

This Amendment (this “Amendment”) to the Fund Accounting Agreement, dated as of November 13, 2006 (as amended from time to time, the “Agreement”), by and among JPMorgan Chase Bank, N.A. (the “Fund Accounting Agent”), and each entity listed on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), is made and entered into on this December 1st, 2022.

WHEREAS, the Fund Accounting Agent and the Funds desire to amend the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.	Article III (Indemnification) of the Agreement is hereby amended by inserting a new Section 3.05 immediately following Section 3.04 thereof to read as follows:

Section 3.05. Limitations of Liability.

(a)	Under no circumstances will either party hereto be liable for (i) any loss of profits (whether direct or indirect); (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Fund Accounting Agent’s or the Fund’s performance or non-performance under this Agreement, or the Fund Accounting Agent’s role as a service provider to the Fund; (iii) any Liabilities (as defined below) suffered by any person as a result of the failure of any of the Dependencies (as defined below) to be met; (iv) the assumptions made by the Fund Accounting Agent in good faith in preparing the reports (the “Reports”) issued by the Fund Accounting Agent in connection with the provision of the services under this Agreement proving to be incorrect, inaccurate or inapplicable or any assumption which could or should have been made not being made; or (v) any Liabilities suffered by any person relating to any decisions made by the Fund Accounting Agent in complying with the AML/Sanctions Requirements (as defined below). Any payment that the Relevant Persons (as defined below) make to a third party and which the Fund Accounting Agent is entitled to recover under Article III shall be a direct Liability of the Fund and the preceding sentence shall not apply. Each party will take such steps as are reasonably available to it to minimize Liabilities prior to claiming the same from the other party under any provision of Article III, provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder.

The Customer agrees that the Reports provided by J.P. Morgan are to enable the Customer to fulfil its statutory accounting and reporting obligations and are not to be used to make decisions, including Investment Decisions (as defined below). Accordingly, under no circumstances will J.P. Morgan be liable for any liabilities  arising as a consequence of the Fund using, or providing to any other person to use, any Report or information in or derived from or based on any Report, to make decisions (including Investment Decisions (as defined below)) in respect of the Fund.

(b)	Notwithstanding any provision herein that may be to the contrary, the maximum aggregate liability of the Fund Accounting Agent, the Fund Accounting Agent’s affiliates and their respective nominees, directors, officers, employees and agents (collectively, the “Relevant Persons”) in respect of any and all claims of any kind arising out of, in connection with or relating to this Agreement or the provision of the services hereunder for all Funds subject to this Agreement, regardless of the form of action (including breach of warranty, breach of contract, tort, negligence, strict liability or statutory) or type of damages, in respect of any calendar year, shall not exceed an aggregate amount equal to the sum of three (3) years of the total annual administration fee for all Funds subject to this Agreement.

(c)	As used in this Agreement, the following terms have the following meanings:

“AML/Sanctions Requirements” means (x) any applicable law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to the Fund Accounting Agent, or to any affiliate of the Fund Accounting Agent engaged in servicing any account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (y) any policies and procedures of the Fund Accounting Agent reasonably designed to assure compliance with any such applicable law.

“Dependencies” means the performance of actions or obligations by the Fund, its investment adviser or by any person (other than the Fund Accounting Agent).

“Investment Decisions” means decisions in relation to buying, selling or holding any investment, engaging or removing an investment manager, emulation, rebalancing, asset allocation, hedging, treasury or risk management, or any other trading or investment decision.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred).

2.	Article VII (Miscellaneous) of the Agreement is hereby amended by inserting a new Section 7.17 immediately following Section 7.16 thereof to read as follows:

7.17 Regulatory Disclosure.

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Fund Accounting Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Fund acknowledges that Section 326 of the USA PATRIOT Act and the Fund Accounting Agent’s identity verification procedures require the Fund Accounting Agent to obtain information which may be used to confirm the Fund’s identity, including, without limitation, the Fund’s name, address and organizational documents (“Identifying Information”). The Fund agrees to provide the Fund Accounting Agent with and consents to the Fund Accounting Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Fund Accounting Agent.

3.	All other terms and conditions of the Agreement are hereby ratified, and the Agreement shall, except as expressly modified herein, continue in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

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 IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of December 1, 2022.

Each of the Investment Companies listed on
Appendix A hereto, on Behalf of each of Their Respective Portfolios

By:	DAVID DILORENZO
Name:	David DiLorenzo
Title:	Fund President

JPMorgan Chase Bank, N.A.

By:	GREGORY COOK
Name:	Gregory Cook
Title:	Executive Director
Date:	January 12, 2023

APPENDIX A

Dated as of December 1, 2022

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund
MFS Series Trust II	MFS Growth Fund
MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund
MFS Series Trust IV	MFS Mid Cap Growth Fund
MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund
MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund
MFS Series Trust VII	MFS Emerging Markets Equity Research Fund MFS Intrinsic Value Fund
MFS Series Trust VIII	MFS Global Growth Fund MFS Income Fund
MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund
MFS Series Trust X	MFS Blended Research Mid Cap Equity Fund MFS Global Opportunistic Bond Fund MFS International Large Cap Value Fund
MFS Series Trust XII	MFS Core Bond Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund
MFS Series Trust XIV	MFS Institutional Money Market Portfolio

Trust	Fund
MFS Series Trust XV	MFS Global Alternative Strategy Fund
MFS Series Trust XVI	MFS Prudent Investor Fund
MFS Series Trust XVII	MFS International Equity Fund
MFS Municipal Series Trust	MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS Municipal Income Fund
MFS Municipal Intermediate Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund